Exhibit j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information dated February 28, 2018, and to the incorporation by reference in Amendment No. 3 to the Registration Statement (Form N-1A No. 811-23232) of Hartford Funds Master Fund (the “Trust”) of our report dated December 29, 2017, on the financial statements and financial highlights included in the Trust’s 2017 Annual Report to shareholders.

/s/Ernst & Young LLP

Philadelphia, Pennsylvania
February 27, 2018